STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
Internet: sroth@sablaw.com
                                      April 26, 2002
Board of Directors
The Union Central Life
   Insurance Company
1876 Waycross Road
P.O. Box 40888
Cincinnati, OH  45240
          Re:  Carillon Life Account
Ladies and Gentlemen:
     We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 for certain individual flexible premium variable universal life insurance policies issued through Carillon Life Account of The Union Central Life Insurance Company (File No. 333-36220). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
                                Very truly yours,
                                SUTHERLAND ASBILL & BRENNAN LLP

                                  /s/  Stephen E. Roth

                                By:  ________________________
                                     Stephen E. Roth